EXHIBIT 1.1

                                12,500,000 Units

                     NORTH AMERICAN INSURANCE LEADERS, INC.

                         FORM OF UNDERWRITING AGREEMENT


                                                                 March [o], 2006
CRT Capital Group LLC
262 Harbor Drive
Stamford, CT  06902

Ladies and Gentlemen:

         The undersigned, North American Insurance Leaders, Inc., a Delaware corporation ("Company"), hereby confirms its agreement with CRT Capital Group LLC ("Underwriter") as follows:

1. PURCHASE AND SALE OF SECURITIES.

         1.1 Firm Securities.

                   1.1.1 Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, an aggregate of 12,500,000 units ("Firm Units") of the Company, at a purchase price (net of all discounts and commissions other than the Deferred Discount (as defined in Section 1.1.3 hereof)) of (A) $7.64 per Firm Unit (the "Initial Purchase Price") less (B) the Deferred Discount, if any. As adjusted for the payment, if any, to the Underwriter of the Deferred Discount pursuant to Section 1.1.3 hereof, the purchase price will be no less than $7.44 per Firm Unit. The Firm Units are to be offered initially to the public ("Offering") at the offering price of $8.00 per Firm Unit. Each Firm Unit consists of one share of the Company's common stock, par value $.0001 per share ("Common Stock"), and one warrant ("Warrant"). The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until five days after the earlier to occur of (i) the expiration or termination of the Over-Allotment Option (as defined in Section
1.2.1 hereof) or (ii) the exercise in full by the Underwriter of the Over-Allotment Option, but in no event will separate trading begin before an audited balance sheet has been prepared reflecting receipt by the Company of the proceeds of the Offering and filed with the Securities and Exchange Commission (the "Commission") under cover of a Current Report on Form 8-K. Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $6.00 during the period commencing on the later of the consummation by the Company of its "Business Combination" or one year from the effective date ("Effective Date") of the Registration Statement (as defined in Section 2.1.1 hereof) and terminating on the four-year anniversary of the Effective Date, or earlier upon redemption. "Business Combination" shall mean the initial merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more insurance or insurance services businesses in North America, collectively referred to as "insurance-related businesses" (as described more fully in the Registration Statement).

                   1.1.2 Payment and Delivery. Delivery and payment for the Firm Units shall be made at 1:00 P.M., New York time, on the third business day following the date of this Agreement (or the fourth business day following the date of this Agreement, if this Agreement is executed after 4:30 p.m. New York time) or at such earlier time as shall be agreed upon by the Underwriter and the Company at the offices of the Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Units is called the "Closing Date." Payment for the Firm Units shall be made by the Underwriter on the Closing Date by wire transfer in immediately available Federal funds of $95,500,000, representing the aggregate purchase price for the Firm Units based on the Initial Purchase Price, payable as follows: $93,925,000, shall be paid by the Underwriter to the Trust Account established by the Company for the benefit of the holders of IPO Shares (as defined below in Section 6.7) as described in the Registration Statement ("Trust

Account") pursuant to the terms of the Trust Agreement (as defined below in Section 2.22) and $1,575,000, less the amount owed by the Company to the Underwriter for all expenses owed thereto incident to the performance of the obligations of the Company under this Agreement as set forth in Sections 3.7 hereof, shall be paid to the order of the Company to a bank account established by the Company, against delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Firm Units (or through the facilities of The Depository Trust Company ("DTC")) for the account of the Underwriter. The Firm Units shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two full business days prior to the Closing Date. The Company will permit the Underwriter to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Underwriter for all the Firm Units.

                   1.1.3 Deferred Discount. Upon the consummation, if any, of the Business Combination the Company will pay to the Underwriter a deferred discount (the "Deferred Discount") in an amount equal to (A) 2.5% of the gross proceeds (before giving effect to any discounts or commissions) from the sale of the Units (as defined in section 1.2.1 hereof) less (B) $0.20 per share of Common Stock converted to cash in connection with the Business Combination Vote (as defined in Section 6.6 hereof), subject to Section 6.7 hereof. Payment of the Deferred Discount will be made out of the proceeds of this Offering held in the Trust Account at the consummation of the Business Combination. In no event shall the Underwriter have any claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate a Business Combination within the required time period set forth in the Prospectus, the Deferred Discount will not be paid to the Underwriter. Any proceeds held in the Trust Account that would have been paid to the Underwriter in respect of the Deferred Discount will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares (as defined in Section 6.6 hereof).

         1.2 Over-Allotment Option.

                   1.2.1 Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriter is hereby granted an option to purchase up to an additional 1,875,000 units from the Company ("Over-Allotment Option"). Such additional 1,875,000 units are hereinafter referred to as "Option Units." Each Option Unit shall be identical to a Firm Unit. The Firm Units and the Option Units are hereinafter collectively referred to as the "Units," and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the "Public Securities." The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

                   1.2.2 Exercise of Option. Subject to Section 1.2.4 hereof, the Over-Allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter as to all or any part of the Option Units within 30 days after the Effective Date, unless sooner terminated. The Underwriter will not be under any obligation to purchase any Option Units prior to the exercise of the Over-Allotment Option. The Over-Allotment Option granted hereby may be exercised in whole at any time, or in part from time to time (consistent with Section 1.2.4 hereof), by the giving of oral notice to the Company by the Underwriter, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (each such date and time, including, as the case may be, the Closing Date, is referred to herein as an "Option Closing Date"), which will not be later than five full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of the Underwriter or at such other place as shall be agreed upon by the Company and the Underwriter. Upon any exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Units specified in such notice.

                   1.2.3 Payment and Delivery. Payment for the Option Units shall be made on each Option Closing Date by wire transfer in immediately available Federal funds representing the purchase price for the Option Units, based on the Initial Purchase Price, to the Trust Account, against delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Option Units (or through the facilities of DTC) for the account of the Underwriter. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Underwriter requests not less than two full business days prior to the Option Closing Date, as the case may be, and will be made available to the Underwriter for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one full business day prior to such Closing Date.

                   1.2.4 Option Closing Dates. Notwithstanding anything to the contrary contained herein, there shall be no more than [o] Option Closing Dates after the Closing Date. The Over-Allotment Option shall automatically expire, and the Company shall have no further obligation to convey to the Underwriter any Option Units, after payment and delivery for any Option Units on the [o] Option Closing Date following the Closing Date.

                   1.2.5 Termination of Option. If the Underwriter provides notice in writing to the Company that the Underwriter is terminating the Over-Allotment Option, then the Over-Allotment Option shall immediately terminate and the Company shall have no further obligation to convey to the Underwriter any Option Units for which the Underwriter has not yet given notice of exercise.

         1.3 Underwriter's Purchase Option.

                   1.3.1 Purchase Option. The Company hereby agrees to issue and sell to the Underwriter (and/or its designees) on the Effective Date an option ("Underwriter's Purchase Option") for the purchase of up to an aggregate of 750,000 units ("Underwriter's Units") for an aggregate purchase price of $100. Each of the Underwriter's Units is identical to the Firm Units except that the Warrant included in the Underwriter's Units ("Underwriter's Warrants") shall have an exercise price of $7.50 (125% of the exercise price of the Warrants included in the Units sold to the public). The Underwriter's Purchase Option shall be exercisable, in whole or in part, commencing on the later of (i) one year from the Effective Date and (ii) the consummation of a Business Combination and expiring on the four-year anniversary of the Effective Date at an initial exercise price per Underwriter's Unit of $8.80, which is equal to one hundred and ten percent (110%) of the initial public offering price of a Unit. The Underwriter's Purchase Option, the Underwriter's Units, the Underwriter's Warrants, the Common Stock included in the Underwriter's Units and the shares of Common Stock issuable upon exercise of the Underwriter's Warrants are hereinafter referred to collectively as the "Underwriter's Securities." The Public Securities, Underwriter's Securities and the D&O Rights and D&O Warrants (each as defined below in Section 2.11.8) are hereinafter referred to collectively as the "Securities."

                   1.3.2 Payment and Delivery. Delivery and payment for the Underwriter's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriter, upon payment therefor, certificates for the Underwriter's Purchase Option in the name or names and in such authorized denominations as the Underwriter may request.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter as follows:

         2.1 Compliance with Securities Act of 1933.

                   2.1.1 Pursuant to the Securities Act. The Company has filed with the Commission on Form S-1 (File No. 333-127871) a registration statement, including a prospectus, relating to the Offering, which registration statement has been prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations ("Regulations") of the Commission under the Securities Act. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement"; the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional Firm Units pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, "Time of Sale" means [o] p.m., New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a preliminary prospectus, dated February 28, 2006, for distribution by the Underwriter (the "Preliminary Prospectus"). If, subsequent to the date of this Agreement, the Company or the Underwriter have determined that the Preliminary Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriter has agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

                   2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-[_____]) providing for the registration under the Securities Exchange Act of 1934, as amended ("Exchange Act"), of the Units, the Common Stock and the Warrants. The Units, the Warrants and the Common Stock have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the American Stock Exchange, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

         2.2 No Stop Orders, Etc. Neither the Commission nor, to the Company's knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus, or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order.

         2.3 Disclosures in Registration Statement.

                   2.3.1 10b-5 Representation. The Registration Statement has been declared effective by the Commission on the date hereof. At the time the Registration Statement became effective and at the Closing Date and the Option Closing Date, if any, the Registration Statement contains or will contain, as applicable, and the Prospectus when first filed with the Commission and at the Closing Date and the Option Closing Date, if any, will contain, all material statements that are required to be stated therein in accordance with the Securities Act and the Regulations, and in all material respects conform or will conform, as applicable, to the requirements of the Securities Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Preliminary Prospectus, when first filed with the Commission, at the Time of Sale, and at the Closing Date and the Option Closing Date, if any, complied or will comply, as applicable, in all material respects with the applicable provisions of the Securities Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No statement of material fact included in the Prospectus has been omitted from the Preliminary Prospectus or the Registration Statement and no statement of material fact included in the Preliminary Prospectus or Registration Statement that is required to be included in the Prospectus has been omitted therefrom. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Prospectus, the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects. The representations and warranties in this subsection shall not apply to statements in or omissions from the Preliminary Prospectus, the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter with respect to itself expressly for use in the Preliminary Prospectus, the Registration Statement and the Prospectus.

                   2.3.2 Disclosure of Agreements. The agreements and documents described in the Preliminary Prospectus, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Preliminary Prospectus, the Registration Statement and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.

                   2.3.3 Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the formation of the Company, except as disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus.

         2.4 Changes After Dates in Registration Statement.

                   2.4.1 No Material Adverse Change. Since the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement and the Prospectus, except as otherwise specifically stated therein,
(i) there has been no material adverse effect on the condition (financial or otherwise), or business prospects of the Company (a "Material Adverse Effect"),
(ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company's management has resigned from any position with the Company.

                   2.4.2 Recent Securities Transactions, Etc. Subsequent to the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

         2.5 Independent Accountants. BDO Seidman, LLP ("BDO Seidman"), whose report is filed with the Commission as part of the Preliminary Prospectus, the Registration Statement and the Prospectus, are independent accountants as required by the Securities Act and the Regulations. BDO Seidman has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

         2.6 Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the American Stock Exchange thereunder (the "Sarbanes-Oxley Act") has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

         2.7 Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Preliminary Prospectus, the Registration Statement and the Prospectus, fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP"), consistently applied throughout the periods involved. The Preliminary Prospectus, the Registration Statement and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

         2.8 Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Preliminary Prospectus, the Registration Statement and the Prospectus duly authorized, issued and outstanding capital stock as set forth under the captions "Capitalization" and "Description of Securities" in the Preliminary Prospectus, the Registration Statement and the Prospectus. Based on the assumptions stated in the Preliminary Prospectus, the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein under the caption "Capitalization" and "Description of Securities". Except as set forth in, or contemplated by, the Preliminary Prospectus, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock or any security convertible into shares of Common Stock, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

         2.9 Valid Issuance of Securities; Etc.

                   2.9.1 Outstanding Securities. All issued and outstanding securities of the Company as of the effective date have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Stock conforms in all material respects to all statements relating thereto contained in the Preliminary Prospectus, the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Securities Act, the applicable state securities and Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

                   2.9.2 Securities Sold Pursuant to this Agreement.

                             (i) The Common Stock included in the Units has been
duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefore by the Underwriter pursuant to this Agreement, will be validly issued, fully paid and non-assessable;

                             (ii) The Common Stock included in the Underwriter's
Units has been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefore pursuant to the terms of the Underwriter's Purchase Option, will be validly issued, fully paid and non-assessable;

                             (iii) The shares of Common Stock issuable upon
exercise of the Warrants and the Underwriter's Warrants have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefore pursuant to the Warrants and the Warrant Agreement or the Underwriter's Warrant and the Underwriter's Warrant Agreement, as the case may be, will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken;

                             (iv) The Warrants, when executed by the Company and
countersigned, and issued and delivered against payment therefor by the Underwriters in accordance with the terms of the Warrant Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law;

                             (v) The Underwriter's Purchase Option, when
executed by the Company and countersigned, and issued and delivered against payment therefore in accordance with its terms, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

                             (vi) The Underwriter's Warrants, when executed by
the Company and countersigned, and issued and delivered against payment therefor in accordance with the terms of the Underwriter's Purchase Option, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law. The form of certificate representing the Common Stock filed as an exhibit to the Registration Statement is in due and proper form, satisfying the applicable requirements of the Delaware General Corporation Law. Each of the Securities conforms in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.

                   2.9.3 Securities Sold Pursuant to the D&O Rights Agreement. The shares of Common Stock issuable upon exercise of the D&O Warrants have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor pursuant to the terms of the D&O Warrants and Share Purchase & Sale, D&O Rights and Company Call Right Agreement (the "D&O Rights Agreement"), will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken. The D&O Warrants, when issued upon conversion of the D&O Rights, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except s the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law. The D&O Rights executed by the Company and countersigned, and issued and delivered against payment therefore pursuant to the Share Purchase & Sale, D&O Rights and Company Call Right Agreement, will constitute valid and binding of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         2.10 Registration Rights of Third Parties. Except as set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

         2.11 Validity and Binding Effect of Agreements.

                   2.11.1 Underwriting Agreement. This Agreement has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company.

                   2.11.2 Warrant Agreement. The Warrant Agreement with Mellon Investor Services LLC, with respect to the Warrants substantially in the form filed as Exhibit 4.4 to the Registration Statement (the "Warrant Agreement"), has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                   2.11.3 Transfer Agent Services Agreement. The Transfer Agent Services Agreement with Mellon Investor Services LLC, substantially in the form filed as Exhibit 10.13 to the Registration Statement (the "Transfer Agent Services Agreement"), has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                   2.11.4 Trust Agreement. The Investment Management Trust Agreement with JPMorgan Chase Bank, NA as trustee, with respect to certain proceeds of the Offering and the D&O Rights Offering (as defined below), substantially in the form filed as Exhibit 10.10 to the Registration Statement (the "Trust Agreement"), has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                   2.11.5 Escrow Agreement. The Stock Escrow Agreement with JPMorgan Chase Bank, NA, substantially in the form filed as Exhibit 10.11 to the Registration Statement (the "Escrow Agreement"), has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                   2.11.6 Insider Letters. Each of those certain letter agreements, substantially in the forms filed as Exhibits 10.6 or 10.7 to the Registration Statement, pursuant to which each of the Initial Stockholders agrees to certain matters, including but not limited to, certain matters described as being agreed to by them under the "Proposed Business" section of the Prospectus ("Insider Letters"), have been duly and validly executed by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                   2.11.7 Underwriter's Purchase Option. The Underwriter's Purchase Option has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                   2.11.8 Share Purchase & Sale, D&O Rights and Company Call Right Agreement. The Share Purchase & Sale, D&O Rights and Company Call Right Agreement (the "Share Purchase & Sale, D&O Rights and Company Call Right Agreement"), substantially in the form filed as Exhibit 10.10 to the Registration Statement, pursuant to which (a) certain of the Initial Stockholders agreed to sell a portion of their shares to E. Miles Prentice, III,
(b) each of the Company's Directors and Officers agrees to purchase from the Company a certain number of rights (the "D&O Rights") convertible into Warrants (the "D&O Warrants") in a registered offering concurrent with the Offering (the "D&O Rights Offering") and (c) whereby the Company is granted the right to purchase shares of Common Stock from the Initial Stockholders, has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, and subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                   2.11.9 Office Administration Agreement. The Office Administration Agreement with Ampton Investments, Inc., substantially in the form filed as Exhibit 10.12 to the Registration Statement, has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

         2.12 No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Transfer Agent Services Agreement, the Trust Agreement, the Insider Letters, the Office Administration Agreement, the Underwriter's Purchase Option, the Share Purchase & Sale, D&O Rights and Company Call Right Agreement and the Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except where such breach, conflict, or violation would not have a Material Adverse Effect.

         2.13 No Defaults; No Violations. No default that would have a Material Adverse Effect exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Amended and Restated Certificate of Incorporation or Bylaws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except where such violation would not have a Material Adverse Effect.

         2.14 Corporate Power; Licenses; Ownership.

                   2.14.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies as of the date hereof to conduct its business as described in the Preliminary Prospectus, the Registration Statement and the Prospectus except where such violation would not have a Material Adverse Effect.

                   2.14.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof. All consents, authorizations, approvals and orders required in connection therewith have been obtained, except where the failure to obtain such consents, authorizations, approvals and orders would not have a Material Adverse Effect. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Transfer Agent Services Agreement, the Underwriter's Purchase Option, the Share Purchase & Sale, D&O Rights and Company Call Right Agreement, the Trust Agreement, the Insider Letters, the Office Administration Agreement and the Escrow Agreement and as contemplated by the Preliminary

Prospectus, the Registration Statement and the Prospectus, except with respect to applicable federal and state securities laws.

                   2.14.3 Ownership. Except as set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus, (a) the Company owns or has valid leasehold interests in all material properties and assets required for the operation of its business as now conducted or as presently proposed to be conducted, none of which are required to be disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus as being owned by it and (b) all real property leases to which the Company is a party are valid, subsisting and, to the knowledge of the Company, enforceable by the Company, except where the failure to have such ownership or possession, as the case may be, would not have a Material Adverse Effect. The Company owns or possesses, or can acquire on a timely basis and on commercially reasonable terms, all trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property necessary for the Company's purpose as currently contemplated, except those for which the absence of ownership or possession would not have a Material Adverse Effect.

         2.15 D&O Questionnaires. To the Company's knowledge, all information contained in the director and officer questionnaires and NASD supplemental questionnaires ("Questionnaires") completed by each of the Company's stockholders immediately prior to the Offering ("Initial Stockholders") and each of the Company's officers and directors immediately prior to the offering ("Officers" and "Directors", respectively) and provided to the Underwriter as an exhibit to his or her Insider Letter (as defined in Section 2.10.6) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect.

         2.16 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the Company or, to the Company's knowledge, any Initial Stockholder, Officer or Director that has not been disclosed in the Preliminary Prospectus, the Registration Statement, the Prospectus and the Questionnaires, except for actions, suits, proceedings, inquiries, arbitrations, investigations, litigation or government proceedings pending against any Officer, Director or Initial Stockholder that neither (i) relate to the business of the Company and would reasonably be expected to have a Material Adverse Effect nor (ii) are required to be disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus or Questionnaires, as applicable.

         2.17 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

         2.18 Transactions Affecting Disclosure to NASD.

                   2.18.1 Finder's Fees. Except as described in the Preliminary Prospectus, the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any Initial Stockholder that may affect the Underwriter's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

                   2.18.2 Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date, other than payments made or to be made by the Company to the Underwriter as contemplated in the Registration Statement.

                   2.18.3 Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Preliminary Prospectus, the Registration Statement and the Prospectus.

                   2.18.4 Insiders' NASD Affiliation. Based on the Questionnaires distributed to such persons, except as set forth on Schedule 2.17.4, no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member.

         2.19 Foreign Corrupt Practices Act. Neither the Company nor (to the Company's knowledge) any of the Initial Stockholders, Officers, Directors or any other person acting on behalf of the Company has, directly or indirectly, taken any action that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), including, without limitation, having given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction). The Company has instituted and maintains internal controls and procedures that are sufficient to ensure that the Company complies with, and will continue to comply with, the FCPA.

         2.20 Officer's Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriter or to the Underwriter's counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         2.21 Covenants Not to Compete. To the Company's knowledge, no Initial Stockholder, employee, Officer or Director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company, except as set forth on Schedule 2.21.

         2.22 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Units and the D&O Rights contemplated hereunder and the application of the net proceeds from such sale as described in the Preliminary Prospectus, the Registration Statement and the Prospectus, will not be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

         2.23 Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

         2.24 Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Preliminary Prospectus, the Registration Statement and the Prospectus that have not been described as required.

         2.25 Sarbanes Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and Part 8 of the American Stock Exchange's "AMEX Company Guide," as amended. Further, there is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, all other provisions of the Sarbanes-Oxley Act and the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide, as amended.

         2.26 Rule 419. Upon delivery and payment for the Firm Units on the Closing Date, the Company should not be subject to Rule 419 under the Securities Act and none of the Company's outstanding securities will be deemed to be a "penny stock" as defined in Rule 3a5101 under the Exchange Act.

3. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

         3.1 Amendments to Registration Statement. The Company will give notice to the Underwriter of its intention to prepare and file, and will deliver to the Underwriter a reasonable amount of time prior to the proposed date of such filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement prior to review by the Underwriter.

         3.2 Federal Securities Laws.

                   3.2.1 Compliance. During the time when a Prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Securities Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Securities Act) relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriter as soon as practicable and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

                   3.2.2 Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

                   3.2.3 Exchange Act Registration. Until the earlier of five years from the Effective Date or the date that the Company is liquidated, the Company (i) will use its commercially reasonable efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act and (ii) will not deregister the Units, Common Stock or Warrants under the Exchange Act without the prior written consent of the Underwriter; provided that the Company may terminate its Exchange Act registration, without the prior written consent of the Underwriter, in the event all of the outstanding voting stock of the Company is acquired by a third party.

                   3.2.4 Sarbanes-Oxley Act and American Stock Exchange. The Company will take all necessary actions to ensure, that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with (i) all applicable provisions of the Sarbanes-Oxley Act and (ii) the requirements of the American Stock Exchange's AMEX Company Guide. The Company will use its commercially reasonable best efforts to effect and maintain the listing of the Securities and the Underwriter's Securities on the American Stock Exchange.

         3.3 Delivery to the Underwriter of Prospectuses. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus (or in lieu thereof the notice referred to under Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter an original executed Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

         3.4 Effectiveness and Events Requiring Notice to the Underwriter. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective until distribution of the Securities is complete and will notify the Underwriter as soon as practicable and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and
(vi) of the happening of any event during the period described in Section 3.3 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Preliminary Prospectus, the Registration Statement and the Prospectus untrue or that requires the making of any changes in the Preliminary Prospectus, the Registration Statement and the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification during any such time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

         3.5 Affiliated Transactions.

                   3.5.1 Business Combinations. The Company will not consummate its Business Combination with a business affiliated with Mr. Lauricella or any other Director, Officer, Initial Stockholder or their affiliates, unless the Company obtains an opinion from an independent investment banking, valuation or appraisal firm regarding the fairness to the stockholders from a financial point of view of such Business Combination.

                   3.5.2 Compensation. Except for payments made pursuant to the Office Administration Agreement as disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus, the Company shall not pay any Initial Stockholder, Officer or Director or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders, Officers, Directors and their affiliates shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

         3.6 Reports to the Underwriter.

                   3.6.1 Periodic Reports, Etc. For a period of five years from the Effective Date, or earlier if the Company terminates its Exchange Act registration in accordance with Section 3.2.3 hereof, the Company will file all documents required to be filed with the Commission within the periods required by the Exchange Act and the Regulations and will notify the Underwriter of any such filing reasonably promptly after the filing thereof.

         3.7 Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation (exclusive of the fees and expenses of counsel to the Underwriter), printing, filing and mailing (including the payment of postage with respect to such mailing) of the Preliminary Prospectus, the Registration Statement and the Prospectus, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriter in quantities as may be required by the Underwriter, (ii) the printing, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units and the Underwriter's Purchase Option, including any transfer or other taxes payable thereon, (iii) (a) the listing of the Securities on the American Stock Exchange and (b) the qualification of the Securities under state securities or Blue Sky laws, including the costs of preparing, printing and mailing the "Preliminary Blue Sky Memorandum," and the "Final Blue Sky Memorandum," and the "Secondary Market Trading Survey" (in the event a "Secondary Market Trading Survey" is prepared), and the reasonable fees and disbursements of Bingham related thereto; provided that the Company shall not be required to reimburse the Underwriter or Bingham for any amounts under this clause (iii)(b) in excess of $40,000, unless Bingham or the Underwriter have advanced filing fees with respect to the qualification of the Securities under state or foreign securities or Blue Sky laws, in which event the limitations on reimbursement under this clause (iii)(b) shall not apply to such filing fees, (iv) filing fees, costs and expenses (excluding fees and disbursements for the Underwriter's counsel) incurred in registering the Offering with the NASD and the Commission, (v) fees and disbursements of the Transfer Agent, (vi) expenses of the Company's personnel and representatives, but not the Underwriter's personnel and representatives, which are associated with "road show" meetings arranged by the Underwriter and
(vii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.9 other than the costs and expenses of (a) placing "tombstone" advertisements in the Wall Street Journal, The New York Times or any other publication, (b) the preparation, binding and delivery of transaction "bibles" and (c) the purchase and delivery of lucite cubes or similar commemorative items. The Underwriter shall deduct from the net proceeds of the Offering payable to the Company on the Closing Date, and the Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Underwriter.

         3.8 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption "Use Of Proceeds" in the Preliminary Prospectus, the Registration Statement and the Prospectus.

         3.9 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the 16th full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least 12 consecutive months beginning after the Effective Date.

         3.10 Notice to NASD. In the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the NASD and the Underwriter prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter or related person" with respect to the Company's initial public offering, as such term is defined in Rule 2710(a)(6) of the NASD's Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

         3.11 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Underwriter) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

         3.12 Internal Controls. During the Blue Sky Compliance Period, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.13 Accountants. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall use its commercially reasonable efforts to retain BDO Seidman or other nationally recognized independent registered public accountants.

         3.14 Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date ("Audited Financial Statements") reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall as soon as practicable file a Current Report on Form 8-K with the Commission, which Report shall contain the Company's Audited Financial Statements.

         3.15 NASD. During the period of the distribution of the Securities, the Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company's Securities.

         3.16 Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriter.

         3.17 Investment Company. The Company shall cause the proceeds of the Offering and the D&O Rights Offering to be held in the Trust Account to be invested only in "government securities" with specific maturity dates or money market funds meeting certain conditions under the Investment Company Act of 1940 and the rules and regulations thereunder, as set forth in the Trust Agreement and disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

         3.18 Transfer and Warrant Agent. Until the earlier of the expiration of the Warrants or the Company's liquidation, the Company shall retain a transfer and warrant agent acceptable to the Underwriter ("Transfer Agent"). The Underwriter acknowledges that Mellon Investor Services LLC is an acceptable Transfer Agent.

4. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Firm Units on the Closing Date and the Option Units, if any, on any Option Closing Date, are subject to the condition that the representations and warranties of the Company as of the date hereof and as of the Closing Date or Option Closing Date, as the case may be, are true and accurate in all material respects, and to the condition that the Company has performed all of its covenants and obligations hereunder theretofore to be performed, and to the following additional conditions:

         4.1 Regulatory Matters.

                   4.1.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Bingham.

                   4.1.2 NASD Clearance. By the Effective Date, the Underwriter shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

                   4.1.3 Listing of Units. The Firm Units and Option Units, if any, have been duly listed, subject to notice of issuance, on the American Stock Exchange.

         4.2 Company Counsel Matters.

                   4.2.1 Closing Date Opinion of Counsel. On the Closing Date, the Underwriter shall have received the favorable opinion of Shearman & Sterling LLP, counsel to the Company, dated the as of the Closing Date, addressed to the Underwriter and in the form attached hereto as Exhibit A. On the Option Closing Date, if any, the Underwriter shall receive the favorable bring-down opinion of Shearman & Sterling LLP, dated as of the Option Closing Date, addressed to the Underwriter.

                   4.2.2 Reliance. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Bingham) of other counsel reasonably acceptable to Bingham, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Bingham if requested.

         4.3 Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and Option Closing Date, if any, the Underwriter shall have received a letter, addressed to the Underwriter and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Underwriter and to Bingham from BDO Seidman dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

                             (i) Confirming that they are independent
accountants with respect to the Company within the meaning of the Securities Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Preliminary Prospectus, the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

                             (ii) Stating that in their opinion the financial
statements of the Company included in the Preliminary Prospectus, the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Regulations thereunder;

                             (iii) Stating that, on the basis of a limited
review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the November 20, 2005 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from November 20, 2005 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                             (iv) Setting forth, at a date not later than five
days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

                             (v) Stating that they have compared specific dollar
amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Preliminary Prospectus, the Registration Statement and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                             (vi) Stating that they have not during the
immediately preceding five year period brought to the attention of the Company's management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in the Company's internal controls; and

                             (vii) Statements as to such other matters incident
to the transaction contemplated hereby as the Underwriter may reasonably request.

         4.4 Officers' Certificates.

                   4.4.1 Officer's Certificate. At each of the Closing Date and Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board, the President or an Executive Vice President of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that (i) the Company has performed all covenants or agreements and satisfied all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date or Option Closing Date, as the case may be and
(ii) as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. Further, at each of the Closing Date and the Option Closing Date, if any, the Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

                   4.4.2 Secretary's Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying (i) that the Bylaws and Amended and Restated Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

         4.5 Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Underwriter executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Transfer Agent Services Agreement, the Insider Letters and the Share Purchase & Sale, D&O Rights and Company Call Right Agreement. On the Closing Date, the Company shall have delivered to the Underwriter the Underwriter's Purchase Option and the Insider's D&O Rights to the Insiders.

         4.6 Opinion of Counsel for the Underwriter. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and to Bingham and the Underwriter shall have received from Bingham a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as the Underwriter may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, Bingham shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
Section 4.6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

         4.7 Secondary Market Trading Survey. On the Closing Date, the Underwriter shall have received the Secondary Market Trading Survey from Bingham.

         4.8 D&O Rights Offering. On the Closing Date, the Trustee shall have confirmed to the Underwriter the Company's receipt of $1,700,000 in respect of the D&O Rights Offering and the deposit of the entire proceeds of the D&O Rights Offering in the Trust Account.

5.       INDEMNIFICATION.

         5.1 Indemnification of Underwriter.

                   5.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and each of their respective directors, officers and employees and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Securities Act or

Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Underwriter and the Company or between the Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Preliminary Prospectus, the Registration Statement or the Prospectus and any amendments or supplements thereto; (ii) any post effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Underwriter's Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement and the Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees to notify the Underwriter as soon as practicable of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Preliminary Prospectus, the Registration Statement and the Prospectus and any amendments or supplements thereto.

                   5.1.2 Procedure. If any action is brought against the Underwriter or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter) and payment of actual expenses; provided, that the failure to give such notice shall not relieve the Company from any liability it may have under Sections 5.1.1 or 5.1.2 hereof, except to the extent the Company has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure and; provided further, that the failure to notify the Company shall not relieve the Company from any other liability that it may have to an indemnified party for contribution or otherwise than on account of the provisions of Sections 5.1.1 or
5.1.2 hereof. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to take charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

         5.2 Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Preliminary Prospectus, the Registration Statement and the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement and the Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on the Preliminary Prospectus, the Registration Statement and the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2.

         5.3 Contribution.

                   5.3.1 Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 5, each director, officer and employee of the Underwriter or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of
Section 15 of the Securities Act shall have the same rights to contribution as the Underwriter or the Company, as applicable.

                   5.3.2 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

6. ADDITIONAL COVENANTS.

         6.1 Additional Shares or Options. The Company hereby agrees that until the earlier of the consummation of a Business Combination or the distribution of the Trust Account, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

         6.2 Trust Account Waiver Acknowledgment. The Company hereby agrees that prior to commencing its due diligence investigation of any insurance-related business which the Company seeks to acquire for its initial Business Combination ("Target Business") or obtaining the services of any vendor it will use its commercially reasonable best efforts to cause the Target Business or the vendor to execute a waiver letter in the form attached hereto as Exhibit B and C, respectively. It is understood that the Company may not be able to obtain such a waiver letter in some or all circumstances, and in the event that a vendor or Target Business refuses to enter into such a waiver letter, the Company may engage such vendor or commence due diligence investigations of, or enter into discussions with, such Target Business, provided the Company determines that it would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

         6.3 Escrow Agreement. The Company shall not take any action or omit to take any action that would cause a breach of the Escrow Agreement executed between each Initial Stockholder and the Company and will not allow any amendments to, or waivers of any provisions of, such Escrow Agreement without the prior written consent of the Underwriter.

         6.4 Share Purchase & Sale, D&O Rights and Company Call Right Agreement. The Company shall not take any action or omit to take any action that would cause a breach of the Share Purchase & Sale, D&O Rights and Company Call Right Agreement and will not allow any amendments to, or waivers of any provisions of, such Share Purchase & Sale, D&O Rights and Company Call Right Agreement without the prior written consent of the Underwriter.

         6.5 Certificate of Incorporation and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation or Bylaws.

         6.6 Business Combination/Distribution Procedure. Subject to Section 6.8, the Company agrees: (i) that, prior to the consummation of the initial Business Combination, it will submit such transaction to the Company's stockholders for their approval ("Business Combination Vote") even if the nature of the Business Combination is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this Offering (subject to extension for an additional 6-month period, as described in the Prospectus), the Company will be liquidated and will distribute to all holders of the Common Stock issued as a part of the Units in this Offering ("IPO Shares") an aggregate sum equal to the Company's "Liquidation Value." The Company's "Liquidation Value" shall mean the Company's book value, as determined by the Company and approved by BDO Seidman. In no event, however, will the Company's Liquidation Value be less than the amount of funds in the Trust Account (inclusive of any net interest income thereon not released to the Company, including any net interest income earned on the portion of the proceeds held in the Trust Account Representing the Deferred Discount (less applicable taxes), the proceeds held in trust from this Offering and the D&O Rights Offering and the 2.5% of the proceeds held in the Trust Account representing the Deferred Discount). Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. With respect to the initial Business Combination Vote, the Company shall enforce the obligation of all of the Initial Stockholders to vote the shares of Common Stock owned by them, whenever acquired, in accordance with the vote of a majority of the shares voted by the Public Stockholders (as defined below). At the time the Company seeks approval of the Business Combination, the Company will offer each holder of IPO Shares other than the Initial Stockholders (the "Public Stockholders") the right to convert their IPO Shares at a per share conversion price, calculated as of two business days prior to the consummation of such proposed Business Combination, equal to (A) the amount in the Trust Account (inclusive of (x) any net interest income earned thereon not released to the Company, including any net interest income earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount, less applicable taxes, (y) the proceeds held in trust from this Offering and the D&O Rights Offering and (z) the 2.5% of the proceeds held in the Trust Account representing the Deferred Discount) divided by (B) the number of IPO Shares then outstanding (the "Conversion Price"). If a majority of the shares voted by the Public Stockholders are voted to approve the initial Business Combination, and if Public Stockholders with less than 20% in interest of the Company's IPO Shares vote against such approval of a Business Combination and elect to convert their IPO Shares, the Company will proceed with such Business Combination. If the Company consummates such Business Combination, it will convert shares, based upon the Conversion Price, from those Public Stockholders who affirmatively requested such conversion and who voted against the Business Combination. Only Public Stockholders shall be entitled to receive distributions from the Trust Account in connection with the approval of an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or any other shares of capital stock of the Company. If holders of 20% or more in interest of the IPO Shares vote against approval of any potential Business Combination and elect to convert their IPO Shares, the Company will not proceed with such Business Combination and will not convert such shares. The

Company shall not subject any potential Business Combination to a Business Combination Vote unless such transaction is structured so that the Business Combination, if approved in accordance with this section 6.6, shall proceed and may be consummated even if the maximum number of IPO Shares that Public Stockholders could elect to convert to cash in connection with the Business Combination Vote are in fact converted to cash.

         6.7 Amendment to Amended and Restated Articles of Incorporation. The Company agrees that prior to the consummation of the initial Business Combination, in connection with any stockholder vote with respect to the amendment of Article VI of the Company's Amended and Restated Articles of Incorporation (a "Charter Amendment"): (i) any Charter Amendment must be approved by the holders of at least 80%-in-interest of the Company's outstanding Common Stock and (ii) the Company shall not propose any Charter Amendment or have any vote thereon unless such Charter Amendment provides that each Public Stockholder voting against the Charter Amendment, if such amendment is approved, shall have the right to convert its IPO Shares to cash at a per share conversion price, calculated as of the record date for the determination of shareholders entitled to vote on the Charter Amendment, equal to the Conversion Price. The Deferred Discount shall be reduced by $0.20 for each IPO Share converted to cash in accordance with this Section 6.7.

         6.8 Business Combination/Distribution Procedure Following Charter Amendment. Prior to the consummation of the Company's initial Business Combination, if one or more Charter Amendments are approved in accordance with
Section 6.7 hereof (any Charter Amendment so approved, a "Bona Fide Amendment"), then the Company agrees to carry out the provisions of Section 6.6 as faithfully as possible consistent with the terms of the Company's Amended and Restated Certificate of Incorporation as amended by such Bona Fide Amendment(s).

         6.9 Rule 419. The Company agrees that it will use its commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including but not limited to using its commercially reasonable efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act during such period.

         6.10 Transaction Value. The Company agrees that the initial Business Combination must have a Transaction Value (as defined in the Registration Statement) equal to at least 80% of the Company's net assets at the time of such Business Combination. The Transaction Value must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Transaction Value is at least 80% of the Company's net assets at the time of such Business Combination, the Company will obtain an opinion from an unaffiliated, nationally recognized independent investment banking valuation or appraisal firm with respect to the satisfaction of such criteria.

         6.11 Company Call Right. In the event that the Underwriter does not exercise all of its Over-Allotment Option, the Company agrees that within 20 days of the expiration of the Over-Allotment Option, the Company shall exercise its right pursuant to the Company Call Agreement to purchase shares of Common Stock at a price of $0.0056 per share from the Initial Stockholders in an amount sufficient to cause the Initial Stockholders to maintain control over no more than 20% of the Common Stock then-outstanding after giving effect to the Offering and the exercise, if any, of the Over-Allotment Option.

7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Time of Sale, the Closing Date or the Option Closing Date, and such representations, warranties and agreements of the Underwriter and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive the issuance and delivery of the Securities to the Underwriter and the payment to the Company in respect thereof. The provisions of Section 5 shall survive any termination, cancellation, or other failure to carry out the terms of this Agreement or any part thereof.

8. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

         8.1 Effective Date. This Agreement shall become effective upon its execution and delivery.

         8.2 Termination. The Underwriter shall have the right to terminate this Agreement at any time prior to any Closing Date or Option Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or
(iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, (vii) if any of the Company's representations, warranties or covenants hereunder are materially breached, or (viii) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Underwriter's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriter for the sale of the Securities.

9.       MISCELLANEOUS.

         9.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or faxed and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Underwriter:

                  CRT Capital Group LLC
                  262 Harbor Drive
                  Stamford, CT 06902
                  Attn: Francis P. Carr

Copy to:

                  Bingham McCutchen LLP
                  399 Park Avenue
                  New York, New York  10022
                  Attn:  Ann F. Chamberlain

If to the Company:

                  North American Insurance Leaders, Inc.
                  885 Third Avenue, 31st Floor
                  New York, NY  10022
                  Attn:  William R. de Jonge

Copy to:

                  Shearman & Sterling LLP
                  801 Pennsylvania Avenue, N.W.
                  Washington, D.C. 20004-2604
                  Attn:  Thomas J. Friedmann

         9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         9.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

         9.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         9.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

         9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America located in the City and County of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in this Section 9. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         9.7 No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith the Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company,
(iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with the Offering.

         9.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         9.9 Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement.

                                            Very truly yours,

                                            NORTH AMERICAN INSURANCE LEADERS,
                                            INC.


                                            By:_________________________________
                                               Name:  William R. de Jonge
                                               Title: President





Accepted on the date first
above written:

CRT CAPITAL GROUP LLC


By:_________________________________
   Name:  Francis P. Carr
   Title: Managing Director

                                                                 SCHEDULE 2.17.4

                                      None.

                                                                   SCHEDULE 2.20

                                [TO BE COMPLETED]

                                                                       EXHIBIT A

                       FORM OF OPINION OF COMPANY COUNSEL

                                    [TO COME]

                                                                       EXHIBIT B

North American Insurance Leaders, Inc.
885 Third Avenue, 31st Floor
New York, NY 10022

Ladies and Gentlemen:

         Reference is made to the Prospectus of North American Insurance Leaders, Inc. (the "Company"), dated _____________, 2006 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

         We have read the Prospectus and understand that the Company has established the trust account at JPMorgan Chase Bank, NA, maintained by JPMorgan Chase Bank, NA acting as trustee (the "Trust Account"), initially in the amount of $117,829,500, for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the conversion of their shares or the liquidation of the Company or (ii) to the Company after it consummates an initial Business Combination.

         For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating an initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account ("Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.


                                         _______________________________________
                                         Print Name of Target Business

                                         _______________________________________
                                         Authorized Signature of Target Business

                                                                       EXHIBIT C

North American Insurance Leaders, Inc.
885 Third Avenue, 31st Floor
New York, NY 10022

Ladies and Gentlemen:

         Reference is made to the Prospectus of North American Insurance Leaders, Inc. (the "Company"), dated _____________, 2006 (the "Prospectus"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

         We have read the Prospectus and understand that the Company has established the trust account at JPMorgan Chase Bank, NA, maintained by JPMorgan Chase Bank, NA acting as trustee (the "Trust Account"), initially in the amount of $117,829,500, for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the conversion of their shares or the liquidation of the Company or (ii) to the Company after it consummates an initial Business Combination.

         For and in consideration of the Company engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account ("Claim") and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.


                                         _______________________________________
                                         Print Name of Vendor/Lender

                                         _______________________________________
                                         Authorized Signature of Vendor/Lender